EXHIBIT 99.1

TTM Technologies, Inc. Reports First Quarter 2011 Results

SANTA ANA, Calif., May 5, 2011 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the first quarter 2011, ended March 28, 2011.

First Quarter 2011 Highlights

  Net sales were $342.8 million
  GAAP net income attributable to stockholders was $27.1 million, or $0.33 per diluted share
  Non-GAAP net income attributable to stockholders was $33.3 million, or $0.40 per diluted share
  Gross margin was 23.9 percent

"We are pleased with the continuing progress in our business," said Kent Alder, President and CEO of TTM. "Our first quarter results were in line with our expectations and reflected normal seasonality. We maintained solid gross margin despite typical seasonal sales patterns, which reflects the growing contribution of our advanced technology products to our overall product mix. Overall, sales increased approximately 16 percent compared to first quarter 2010 pro forma sales of $296.5 million."

Financial Results

Net sales for the first quarter of 2011 decreased to $342.8 million from $373.4 million in the fourth quarter of 2010.

Operating income for the first quarter of 2011 decreased to $45.7 million from $52.6 million in the fourth quarter of 2010.

GAAP net income attributable to stockholders for the first quarter of 2011 was $27.1 million, or $0.33 per diluted share, compared to $33.0 million, or $0.41 per diluted share, for the fourth quarter of 2010.

On a non-GAAP basis, net income attributable to stockholders for the first quarter of 2011 was $33.3 million, or $0.40 per diluted share. This compares to non-GAAP net income attributable to stockholders of $39.7 million, or $0.49 per diluted share, in the fourth quarter of 2010.

EBITDA for the first quarter of 2011 was $66.5 million, or 19.4 percent of net sales, compared to $76.5 million, or 20.5 percent of net sales, for the fourth quarter of 2010.

"We remain encouraged by current market trends and believe we are well positioned within the global PCB market," Alder continued. "Our Asia Pacific operations, in particular, are experiencing strong demand for PCBs used in touchpad tablets and smartphones. Our North America operations continue to generate solid cash flow. We are focused on leveraging our combined strengths as a company to continue to execute our growth strategy."

Please refer to the tables below for a reconciliation between GAAP and non-GAAP net income attributable to stockholders as well as EBITDA.

Business Outlook

For the second quarter of 2011, TTM estimates revenue will be in the range of $350 million to $370 million, GAAP earnings attributable to stockholders in a range from $0.28 to $0.37 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.36 to $0.45 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the first quarter 2011 results and the second quarter 2011 outlook on Thursday, May 5, 2011, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing 1-877-941-2928. The conference also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The webcast will be available for replay until May 12, 2011, on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairment, restructuring and other charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's ability to integrate and manage its Asia Pacific operations, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2011	2010	2010

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 342,801	$ 138,219	$ 373,391
Cost of goods sold	260,875	111,246	283,388

Gross profit	81,926	26,973	90,003

Operating expenses:
Selling and marketing	9,033	6,727	9,460
General and administrative	23,051	9,037	23,360
Amortization of definite-lived intangibles	4,158	791	4,613
Restructuring charges	--	50	(60)
Impairment of long-lived assets	--	500	--
Total operating expenses	36,242	17,105	37,373

Operating income	45,684	9,868	52,630

Interest expense	(6,291)	(2,781)	(6,373)
Interest income	197	61	145
Other, net	780	(69)	2,446

Income before income taxes	40,370	7,079	48,848
Income tax provision	(11,282)	(2,594)	(12,319)

Net income	29,088	4,485	36,529

Net income attributable to noncontrolling interest	(1,965)	--	(3,503)
Net income attributable to stockholders	$ 27,123	$ 4,485	$ 33,026

Earnings per share attributable to stockholders:
Basic	$ 0.34	$ 0.10	$ 0.41
Diluted	$ 0.33	$ 0.10	$ 0.41

Weighted average common shares:
Basic	80,696	43,310	80,139
Diluted	82,304	43,979	80,962

SELECTED BALANCE SHEET DATA
	March 28, 2011	December 31, 2010
Cash and cash equivalents	$ 202,340	$ 216,078
Accounts and notes receivable, net	292,033	287,703
Inventories	144,600	135,385
Total current assets	679,505	676,499
Property, plant and equipment, net	760,370	740,630
Other non-current assets	349,059	344,823
Total assets	1,788,934	1,761,952

Current portion long-term debt	87,504	67,123
Accounts payable	204,025	204,974
Total current liabilities	449,739	418,200
Debt, net of discount	407,277	458,278
Total long-term liabilities	464,023	510,894
Noncontrolling interest	106,911	104,603
Total stockholders' equity	875,172	832,858
Total liabilities and stockholders' equity	1,788,934	1,761,952

SUPPLEMENTAL DATA

	First Quarter		Fourth Quarter
	2011	2010	2010
Gross margin	23.9%	19.5%	24.1%
EBITDA margin	19.4	10.5	20.5
Operating margin	13.3	7.1	14.1

End Market Breakdown:

	First Quarter		Fourth Quarter
	2011	2010	2010

Aerospace/Defense	16%	42%	16%
Cellular Phone	9	--	12
Computing/Storage/Peripherals	27	12	22
Medical/Industrial/Instrumentation	8	11	8
Networking/Communications	34	33	37
Other	6	2	5

Stock-based Compensation:

	First Quarter		Fourth Quarter
	2011	2010	2010
Amount included in:
Cost of goods sold	$ 216	$ 328	$ 308
Selling and marketing	111	108	107
General and administrative	1,427	976	1,839
Total stock-based compensation expense	$ 1,754	$ 1,412	$ 2,254

Operating Segment Data:

	First Quarter		Fourth Quarter
Net sales:	2011	2010	2010
Asia Pacific	$ 202,465	$ --	$ 220,212
North America	142,250	138,219	156,421
Total sales	344,715	138,219	376,633
Inter-segment sales	(1,914)	--	(3,242)
Total net sales	$ 342,801	$ 138,219	$ 373,391

Operating segment income:
Asia Pacific	$ 33,077	$ --	$ 38,257
North America	16,765	10,659	18,986
Total operating segment income	49,842	10,659	57,243
Amortization of definite-lived intangibles	(4,158)	(791)	(4,613)
Total operating income	45,684	9,868	52,630
Total other expense	(5,314)	(2,789)	(3,782)
Income before income taxes	$ 40,370	$ 7,079	$ 48,848

RECONCILIATIONS[1]

	First Quarter		Fourth Quarter
	2011	2010	2010
EBITDA reconciliation[2]:
Net income	$ 29,088	$ 4,485	$ 36,529
Add back items:
Income tax provision	11,282	2,594	12,319
Interest expense	6,291	2,781	6,373
Amortization of definite-lived intangibles	4,188	820	4,643
Depreciation expense	15,695	3,883	16,633
EBITDA	$ 66,544	$ 14,563	$ 76,497

Non-GAAP EPS reconciliation[3]:
GAAP net income attributable to stockholders	$ 27,123	$ 4,485	$ 33,026
Add back items:
Amortization of definite-lived intangibles	4,188	820	4,643
Stock-based compensation	1,754	1,412	2,254
Non-cash interest expense	2,191	1,440	2,189
Impairment, restructuring and other charges	--	2,769	(54)
Income tax effects	(1,993)	(1,704)	(2,389)
Non-GAAP net income attributable to stockholders	$ 33,263	$ 9,222	$ 39,669

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.40	$ 0.21	$ 0.49

1 This information provides a reconciliation of EBITDA, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.
2 EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our EBITDA because we believe that investors and securities analysts will find EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
3 This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairment, restructuring and other charges as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT: Steve Richards, CFO
         714-327-3000